EXHIBIT 10.65

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE MAKER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF A SUBSCRIPTION AGREEMENT, DATED AS OF MAY 30, 2002, BY AND BETWEEN THE MAKER AND CAYDAL, L.L.C., AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME (THE "SUBSCRIPTION AGREEMENT"). COPIES OF SUCH SUBSCRIPTION AGREEMENT ARE AVAILABLE AT THE EXECUTIVE OFFICES OF MAKER.

$1,000,000                                                          May 30, 2002


                            SECURED CONVERTIBLE NOTE


          FOR VALUE RECEIVED, U.S. Energy Corp., a Wyoming corporation (the "Maker" or "USEG"), having its principal place of business at 877 North 8th West, Riverton, Wyoming 82501, hereby promises to pay to the order of CAYDAL, L.L.C. ("Payee") having an address at 410 Marion Street, Denver, Colorado 80218, the principal sum of One Million Dollars ($1,000,000) in lawful money of the United States of America. This Senior Secured Convertible Note (this "Note") is issued pursuant to the Subscription Agreement. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

          1. Maturity. The amount outstanding under this Note will be due and payable at the aforesaid address of Payee or such other place as Payee may designate on the second anniversary of the date hereof (the "Maturity Date").

          2. Payment of Interest. Interest on the principal outstanding under this Note shall be payable on the first business day of each June, September, December and March commencing September 1, 2002 and continuing until the entire principal amount of this Note is paid in full.

          3. Pre-Default Interest Rate. Prior to the occurrence of an Event of Default (as hereinafter defined), the outstanding principal balance of this Note shall bear interest at a rate per annum (the "Pre-Default Rate") equal to Eight Percent (8%). To the extent not paid, all interest shall be compounded quarterly.

          4. Post-Default Interest Rate. Following the occurrence of an Event of Default, the outstanding principal balance of this Note shall bear interest at the rate per annum equal to three percentage points in excess of the Pre-Default Rate.

          5. Optional Prepayment.

               a. Subject to paragraph (b) below, from and after the date hereof, Maker shall have the privilege at any time and from time to time of prepaying this Note in whole or in part (each, a "Prepayment"), provided that Maker sends a notice (each, a "Prepayment Notice") to Payee at least fifteen
(15) days prior to the date of such prepayment (each, a "Prepayment Date"). There shall be no premium or penalty in connection with any Prepayment. Each Prepayment shall be applied first against accrued interest, if any, and then against principal outstanding. Each Prepayment Notice shall set forth the Prepayment Date and the amount of the Prepayment, specifying the amount thereof being applied against accrued interest and the amount thereof being applied against principal.

               b. In the event that Maker sends a Prepayment Notice to Payee, Payee may elect prior to the Prepayment Date to convert into Common Stock pursuant to Section 6 hereof a principal amount of this Note in an amount equal to the amount of principal to be repaid on the Prepayment Date instead of receiving such Prepayment.

          6. Optional Conversion. At any time prior to repayment of all amounts due under the Note, all or any portion of the principal amount of the Note shall be convertible at the option of the Payee into fully paid and non-assessable shares of common stock of either (a) the Maker (the "USEG Common Stock") or (ii) Rocky Mountain Gas, Inc. (the "RMG Common Stock" and, together with the USEG Common Stock, the "Common Stock"). The number of shares of USEG Common Stock or RMG Common Stock, as the case may be, that Payee shall be entitled to receive upon conversion shall be equal to the number attained by dividing the principal amount of the Note being converted by the Conversion Price. The term "Conversion Price" shall mean $3.00 with respect to any portion of this Note converted into USEG Common Stock and $1.50 with respect to any portion of this Note converted into RMG Common Stock.

               a. In order to exercise the conversion privilege, Payee shall surrender this Note, duly endorsed, to Maker's address set forth above, and shall give written notice of conversion to Maker stating Payee's election to convert this Note or the portion thereof specified in said notice. As promptly as practicable after the surrender of this Note as aforesaid, Maker shall issue and shall deliver to Payee a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note or portion thereof registered in the name of Payee in accordance with the provisions of this Section 6 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided below. In case this Note shall be surrendered for partial conversion, the Maker shall execute and deliver to Payee, without charge, a new Note in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

               b. Each conversion shall be deemed to have been effected on the date on which this Note shall have been surrendered and the conversion notice shall have been received by Maker, as aforesaid, and Payee shall be deemed to have become on said date the holder of record of the shares of Common Stock issuable upon such conversion.

               c. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Note. If any fractional share of Common Stock would be issuable upon the conversion of this Note, Maker shall make an adjustment therefor in cash at the Conversion Price.

          7. Adjustments. The Conversion Price and the number of shares of Common Stock purchasable pursuant to this Note are subject to adjustment from time to time as follows:

               a. In the event the Maker should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Common Stock shall be increased in proportion to such increase of outstanding shares.

               b. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

          8. Mergers, Consolidations, Sales. In the case of any consolidation or merger of Maker with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of Maker, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby Payee shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Payee to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Note. Maker shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than Maker) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Payee, the obligation to deliver to Payee such shares of stock, securities or assets as, in accordance with this Section 8, Payee may be entitled to receive.

          9. Security. As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a security interest in and a lien on all of the Collateral (as that term is defined in the Security Agreement executed by the Maker in favor of the Payee and dated as of the date hereof (the "Security Agreement"). Payee shall have all rights provided to a secured party under the Security Agreement and under the Uniform Commercial Code of the

States of Wyoming and Utah. The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee's security interest granted in this Section 9.

          10. Use of Proceeds. Funds advanced under this Note shall be used for the Maker's acquisition of natural gas properties and general corporate purposes consistent with the Maker's business.

          11. Covenants. Maker covenants and agrees that, so long as any indebtedness is outstanding hereunder, it will comply with each of the following covenants (except in any case where Payee has specifically consented otherwise in writing):

               a. Quarterly Financial Reporting. Maker shall furnish to Payee, no later than ten (10) days following the end of each Securities and Exchange Commission reporting quarter (each a "Quarter"), (i) a balance sheet as at the end of the preceding Quarter, (ii) a statement of income for the preceding Quarter and for the interim period from January 1 of such year through such preceding Quarter, (iii) a detailed listing of Maker's inventories as at the end of the preceding Quarter, (iv) an aged listing of Maker's accounts receivable as at the end of the preceding Quarter, (v) such additional financial reports as may be reasonably requested by Payee, and (vi) a letter signed by the Chief Executive Officer, the President and the chief financial or accounting officer of Maker stating that the financial reports prepared pursuant to clauses (i) through (v) above have been prepared in accordance with GAAP consistently applied and fairly present the financial condition of Maker as of the date and for the periods covered thereby and that as of the date of such letter there exists no violation of any provision of this Note or the happening of any Event of Default. The financial reports discussed under clauses (i) through (v) above shall be in such form and shall provide such level of detail and information as may be reasonably requested by Payee.

               b. Notice of Event of Default. Maker shall furnish to Payee notice of the occurrence of any Event of Default (as defined herein) within five
(5) days after it becomes known to an executive officer of Maker.

          12. Events of Default. For purposes of this Note, the Maker shall be in default hereunder (and an "Event of Default" shall have occurred hereunder) if:

               a. Maker shall fail to pay when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise;

               b. Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraph (a) above), and such default shall continue uncured for twenty (20) days after notice thereof to Maker given by Payee;

               c. Maker: becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ten (10) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Maker; if any order for relief is entered relating to any of the foregoing proceedings; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

               d. Maker is not in compliance with any financial covenant or ratio contained in any loan document under which Maker has borrowed at least $200,000;

          13. Consequences of Default. Upon the occurrence of an Event of Default and at any time thereafter, the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, as well as all out-of-pocket costs and expenses (including but not limited to attorneys' fees and disbursements) incurred by Payee in connection with the collection or enforcement of this Note, shall at the option of Payee, and by notice to Maker (except if an Event of Default described in Section 12(c) shall occur in which case acceleration shall occur automatically without notice) be declared to be due and payable immediately, and payment of the same may be enforced and recovered by the entry of judgment of this Note and the issuance of execution thereon. In addition to all of the sums payable hereunder, Maker agrees to pay the Payee all reasonable costs and expenses incurred by Payee in connection with any and all actions taken to enforce collection of this Note upon the occurrence of an Event of Default, including all reasonable attorneys' fees.

          14. Remedies not Exclusive. The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

          15. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

         If to the Maker:        U.S. Energy Corp.
                                 877 North 8th West
                                 Riverton, Wyoming 82501
                                 Attn: Keith Larsen
                                 Fax: 307-857-3050

         With a copy to:         The Law Offices of Stephen E. Rounds
                                 4635 East 18th Avenue
                                 Denver, Colorado 80220
                                 Attn:  Stephen E. Rounds, Esq.
                                 Fax: 303-377-0231

         If to the Subscriber:   Caydal, L.L.C.
                                 410 Marion Street
                                 Denver, Colorado 80218
                                 Attn:  Kevin Daly
                                 Fax: 303-808-5445

         With copies to:         Pepper Hamilton LLP
                                 3000 Two Logan Square
                                 18th & Arch Streets
                                 Philadelphia, Pennsylvania 19103
                                 Attn:  Robert A. Friedel, Esq.
                                 Fax:  215-981-4750


          Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

          16. Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          17. Successors and Assigns. This Note inures to the benefit of the Payee and binds the Maker, and its respective successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

          18. Entire Agreement. This Note embodies the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral and written.

          19. Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

          20. Releases by Maker. Maker hereby releases Payee from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Payee upon a default by Maker hereunder and hereby waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as may be desired by Payee.

          21. Waivers by Maker. Maker (and all endorsers, sureties and guarantors) hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note; liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

          22. Revenue and Stamp Tax. Maker shall pay the cost of any revenue, tax or other stamps now or hereafterequired by law at any time to be affixed to this Note and all instruments securing this Note, if any.

          23. Definitions. When used in this Note, the following term shall have the respective meanings set forth below.

               a. "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period. Except as otherwise provided herein, financial and accounting terms used in this Section 23 elsewhere in this Note shall be defined in accordance with GAAP.

          24. Governing Law. This instrument shall be construed according to and governed by the laws of the State of Wyoming.

          25. Limitations of Applicable Law. Notwithstanding any provision contained herein, Maker's liability for the payment of interest shall not exceed the limits now imposed by any applicable usury law. If any provision of this Note requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to require only the highest such payment permitted by law. Any amounts theretofore received by Payee hereunder in excess of the maximum amount of interest so permitted to be collected by Payee shall be applied by Payee in reduction of the outstanding balance of principal or, if this Note shall theretofore been paid in full, the amount of such excess shall be promptly returned by Payee to the Maker.

          26. Consent to Jurisdiction and Service of Process. Maker irrevocably appoints each and every officer of Maker as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Colorado or in the United States District Court of Colorado by service of process on any such officer; and Maker agrees that the courts of the State of Colorado and the United States District Court of Colorado shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker's obligations hereunder. Notwithstanding the foregoing, Payee, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

          27. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

          28. CONFESSION OF JUDGMENT. MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE STATE OF WYOMING, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MAKER FOR THE AMOUNT FOR WHICH MAKER MAY BE OR BECOME LIABLE TO PAYEE UNDER THIS AGREEMENT OR THE NOTE AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF PAYEE, SETTING FORTH THE AMOUNT THEN DUE, PLUS ATTORNEYS' FEES AND COSTS OF SUIT, WITH RELEASE OF ERRORS AND WITHOUT RIGHT OF APPEAL AND FOR SO DOING THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT, IT BEING AGREED THAT THE FOREGOING AUTHORIZATION IS A POWER COUPLED WITH AN INTEREST. MAKER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS PAYEE SHALL ELECT UNTIL ALL OBLIGATIONS OF MAKER TO PAYEE HAVE BEEN PAID IN FULL.

          29. WAIVER OF JURY TRIAL. MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PAYEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE'S ADVANCING THE FUNDS UNDER THIS NOTE.

          30. ACKNOWLEDGEMENTS. MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL AND CONFESSION OF JUDGMENT SET FORTH IN SECTIONS 28 AND 29 HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.



                            [execution page follows]

          IN WITNESS WHEREOF, Maker has duly executed this Note this thirtieth day of May 2002.

                                       U.S. ENERGY CORP.


                                       By:      /s/   Keith G. Larsen
                                             -----------------------------------
                                       Name:   Keith G. Larsen
                                       Title:     President

                               SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of May 30, 2002, by and between U.S. Energy Corp., an Wyoming corporation (the "Debtor") and CAYDAL, L.L.C. ("Secured Party").

                                    RECITALS

          WHEREAS, the Secured Party and the Debtor are parties to a Senior Secured Convertible Note of even date herewith (as such may be amended, modified, extended, and renewed from time to time, the "Note"), pursuant to which the Secured Party is making a loan to the Debtor in the original principal amount of One Million Dollars ($1,000,000) and other good and valuable consideration; and

          WHEREAS, it is a condition precedent to finalizing the Note that the Debtor shall have entered into this Security Agreement granting the Secured Party a security interest in the collateral described in this Agreement as security for payment of the Note.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     A.   Definitions.

          1. Books and Records. The term "Books and Records" means all of the Debtor's books and records, including, but not limited to, records indicating, summarizing, or evidencing the Collateral, the Liabilities, and the Debtor's property, business operations, or financial condition, whether in the possession of the Debtor or in the possession of third parties.

          2. Collateral. The term "Collateral" means all tangible and intangible property of the Debtor, whether now owned or hereafter acquired, including, but not limited to, the Debtor's interest now and in the future in the following types or items of property:

               a. ACCOUNTS - All presently owned and hereafter acquired accounts, accounts receivable, contract rights, bills, acceptances, and other forms of obligations arising out of the sale, lease or consignment of goods or the rendition of services by the Debtor; together with any property evidencing or relating to the Accounts (such as guaranties, credit insurance or letters of credit), any security for the Accounts, all Books and Records relating thereto, and all Proceeds of any of the foregoing.

               b. INVENTORY - All presently owned and hereafter acquired inventory of every nature, kind, and description, wherever located, including, without limitation, raw materials, goods, work in process, finished goods, parts or supplies; all goods and property held for sale or lease or to be furnished under contracts of service; and all goods and inventory returned, reclaimed or repossessed, together with all Proceeds of any of the foregoing.

               c. EQUIPMENT - All presently owned and hereafter acquired equipment, whether or not affixed to realty, including, without limitation, trucks, trailers, motors, tools, dies, parts, jigs, goods, accessories, handling and delivery equipment, fixtures, improvements, office machines and furniture, together with all Proceeds of any of the foregoing.

               d. CHATTEL PAPER - All presently owned and hereafter acquired chattel paper, including, but not limited to, any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, together with all Proceeds of any of the foregoing.

               e. GENERAL INTANGIBLES - All presently owned and hereafter acquired general intangibles, including, without limitation, any personal property, choses in action, causes of action, designs, plans, goodwill, tax refunds, licenses, franchises, trademarks, trade names, service marks, copyrights, customer lists and patents, and all rights under license agreements for use of the same, together with all Proceeds of any of the foregoing.

               f. COPYRIGHTS - All of the following: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications of the Debtor, (b) all renewals, extensions and modifications thereof; (c) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present or future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

               g. TRADEMARKS - All of the following: (a) all trademarks, trade names, corporate names, Debtor names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

               h. PROCEEDS - All presently owned and hereafter acquired proceeds, as that term is defined in the Uniform Commercial Code, including, without limitation, whatever is received upon the use, lease, sale, exchange, collection, any other utilization or any disposition of any of the Collateral described in this Section A.2., whether cash or non-cash, all rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory, substitutions, additions, accessions, replacements, products, and renewals of, for, or to such property and all insurance therefor.

          3. Liabilities. The term "Liabilities" means all of the Debtor's obligations to the Secured Party under the Note, including, without limitation, principal, interest and fees, late fees and expenses (including, attorneys' fees and costs), or that have been or may hereafter be contracted or incurred.

          4. Security Agreement. The term "Security Agreement" means this Security Agreement, together with all amendments and modifications as may from time to time be in effect with respect hereto.

          5. Uniform Commercial Code. The term "Uniform Commercial Code" means the Uniform Commercial Code, as of the date hereof in the State of California.

          Unless the context otherwise requires, all capitalized terms not specifically defined herein which are defined in the Uniform Commercial Code shall have the meanings stated therein.

     B. Security Interest. In order to secure the due and punctual payment and performance of the Liabilities, the Debtor hereby grants to the Secured Party a continuing security interest in and general lien upon its right, title and interest in the Collateral. The security interests granted herein are granted as security only and shall not subject the Debtor to, or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction which gave rise thereto.

     C. Further Assurances; Filing.

          1. Delivery of Documents; Inspection of Collateral. At any time and from time to time, upon the demand of the Secured Party, the Debtor will, at the Debtor's expense: (i) immediately deliver and pledge to the Secured Party, properly endorsed to the Secured Party and/or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request, any and all instruments, documents, and/or chattel paper as the Secured Party may reasonably specify in its demand; (ii) give, execute, deliver, file, and/or record any notice, statement, instrument, document, agreement, or other papers that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or intended to be granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder or with respect to such security interest; (iii) keep, stamp, or otherwise mark any and all documents, instruments, chattel paper, and its Books and Records relating to the Collateral in such manner as the Secured Party may reasonably require; and/or (iv) permit representatives and agents of the Secured Party access to its premises at any time reasonably requested by the Secured Party to inspect the Collateral and the Books and Records and to audit and make abstracts from the Books and Records. Any inspection, audit or abstract made in accordance with clause (iv) of the preceding sentence prior to an Event of Default will be at Secured Party's sole expense.

          2. Filing of Financing Statement. At the Secured Party's sole option, and without the Debtor's consent, the Secured Party may file a carbon, photographic, or other reproduction of this Security Agreement or any financing statement executed pursuant hereto as a financing statement in any jurisdiction so permitting.

          3. Filing of Interest in United States Copyright Office and United States Patent and Trademark Office. At the Secured Party's option, the Secured Party may file a notice of grant of security interest in the United States Copyright Office covering all Copyrights and a notice of grant of security interest in the United States Patent and Trademark Office covering all Trademarks.

          4. Secured Party's Rights in Collateral. With respect to the Collateral, or any part thereof, which at any time may come into the possession, custody, or under the control of the Secured Party, the right is expressly granted to the Secured Party, at its sole discretion, but only upon the occurrence and during the continuation of an Event of Default: (i) to transfer or register in the name of itself or its nominee any of the Collateral, and whether or not so transferred or registered, to receive the income and dividends thereon, including stock dividends and rights to subscribe, and to hold the same as a part of the Collateral and/or apply the same as hereafter provided; (ii) to exchange any of the Collateral for other property upon the reorganization, recapitalization, or other readjustment of the Debtor and in connection therewith, to deposit the Collateral or any part thereof with any nominee or depository upon such terms as it may determine in its sole discretion; and (iii) to vote the Collateral so transferred or registered and to exercise, or cause its nominee to exercise, all or any powers or rights with respect thereto with the same force and effect as an absolute owner thereof, all without notice to the Debtor and without liability, except to account for property actually received by the Secured Party. The Secured Party shall be deemed to have possession of any of the Collateral in transit to, or set apart for, it or any of its agents, affiliates, associates, or correspondents.

          5. Secured Party's Collateral Custody Duties. With respect to the Collateral, or any part thereof, which at any time may come into the possession, custody, or under the control of the Secured Party, its agents, associates or correspondents, the Debtor hereby acknowledges and agrees that the Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of such Collateral shall be to deal with it in the same manner as it deals with similar property for its own account. Neither the Secured Party, nor any of its directors, officers, employees, affiliates, agents, associates or correspondents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so.

     D. Representations and Warranties. The Debtor represents and warrants to the Secured Party, which representations and warranties shall be continuing representations and warranties until all of the Liabilities are satisfied in full, as follows:

          1. Authority. The Debtor is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and the Debtor has the power and authority to own the Collateral, to enter into and perform this Security Agreement and any other documents or instruments executed in connection herewith, and to incur the Liabilities.

          2. Duly Authorized. This Security Agreement and any other documents or instruments executed in connection herewith have been duly authorized, and/or executed, and delivered, and constitute the legal, valid, and binding obligations of the Debtor, enforceable against the Debtor in accordance with their terms.

          3. The Debtor is Sole Owner of Collateral. The Debtor is or, to the extent that any Collateral will be acquired after the date hereof, will be, the sole owner of the Collateral, holding good and marketable title thereto, subject only to the encumbrances permitted elsewhere herein, and has the right to grant the security interests created by this Security Agreement.

     E. Covenants. The Debtor hereby covenants and agrees that for as long as any Liabilities are outstanding:

          1. Maintenance, Inspection of Books and Records. The Debtor shall maintain complete and accurate Books and Records in accordance with generally accepted accounting principles ("GAAP") in effect in the United States from time to time, and shall make all necessary entries therein to reflect the costs, values and locations of its Inventory and Equipment and the transactions giving rise to its Accounts and all payments, credits and adjustments thereto. The Debtor shall keep the Secured Party fully informed as to the location of all such Books and Records and shall permit the Secured Party and its authorized agents to have full, complete and unrestricted access thereto at all reasonable times to inspect, audit and make copies of any and all such Books and Records. Any inspection, audit or copy made in accordance with the preceding sentence prior to an Event of Default will be at Secured Party's sole expense. Upon submission to the Debtor of an invoice therefor, the Debtor will reimburse the Secured Party for any and all fees and costs related to any inspection and/or audit by the Secured Party and its authorized agents of the Books and Records, including any inspections, audits and abstracts made under Section C(1) hereof, in each case which take place following an Event of Default. The Secured Party's rights hereunder shall be enforceable at law or in equity, and the Debtor consents to the entry of judicial orders or injunctions enforcing specific performance of such obligations hereunder.

          2. Maintenance and Inspection of Equipment and Inventory. With respect to Equipment and Inventory, the Debtor shall: (i) keep accurate books and records with respect thereto, including, without limitation, maintenance records and current stock, and cost and sales records accurately itemizing the types and quantities thereof; (ii) upon request, deliver to the Secured Party all evidence of ownership in such Collateral, including certificates of title with the Secured Party's interest appropriately noted on the certificate; (iii) permit the Secured Party and its authorized agents to inspect any or all of the Inventory and Equipment at all reasonable times; (iv) preserve the Inventory and Equipment in good condition and repair, and pay the cost of all replacement parts, repairs to and maintenance of the Inventory and Equipment; and (v) if any of the Collateral is located upon land which is the subject of a lease or mortgage, deliver an agreement of subordination from the lessor or mortgagee providing that any lien of such party shall be subordinate to the security interest of the Secured Party granted herein.

          3. Continuing of Perfected Status of Collateral. The Debtor agrees to cooperate and join, at its expense, with the Secured Party in taking such steps as are necessary, in the Secured Party's judgment, to perfect or continue the perfected status of the security interests granted herein, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Secured Party, the obtaining of landlords' and mortgagees' waivers required by the Secured Party, the notation of encumbrances in favor of the Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Secured Party to perfect its security interest in any and all of the Debtor's patents, trademarks, service marks, tradenames, copyrights and other General Intangibles. The Secured Party is expressly authorized to file financing statements without the Debtor's signature.

     F. General Authority. The Secured Party may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Debtor.

     G. Events of Default. The occurrence of any one or more of the following shall constitute an event of default under this Security Agreement (each such occurrence an "Event of Default"):

          1. Breach. A breach by any Debtor of any term, provision, obligation, covenant, representation, or warranty arising under this Security Agreement;

          2. Event of Default under the Note. The occurrence and the continuation of any Event of Default under the Note.

     H. Remedies.

          1. Acceleration of Liabilities; General Rights of Secured Party. Upon the occurrence and during the continuation of an Event of Default, at the Secured Party's sole option, all Liabilities shall immediately become due and payable in full, without protest, presentment, demand or further notice of any kind to the Debtor, all of which are expressly waived. Upon and following and during the continuation of an Event of Default, the Secured Party may, at its option, exercise any and all rights and remedies it has under this Security Agreement, the Note and/or applicable law.

          2. Additional Rights and Remedies. In addition to the rights and remedies available to the Secured Party as set forth above, upon the occurrence and during the continuation of an Event of Default, or at any time thereafter, the Secured Party may at its option, immediately and without notice, do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Secured Party under any other agreement or instrument by and between the Debtor and the Secured Party:

               a. Exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to require the Debtor to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to the parties;

               b. Operate, utilize, recondition and/or refurbish any of the Collateral for the purpose of enhancing or preserving the value thereof by any means deemed appropriate by the Secured Party, in its sole discretion, including, without limitation, converting raw materials and/or work-in-process into finished goods;

               c. Notify the account debtors for any of the Accounts to make payment directly to the Secured Party, or to such post office box as the Secured Party may direct;

               d. Demand, sue for, collect, or retrieve any money or property at any time payable, receivable on account of, or in exchange for, or make any compromise, or settlement deemed desirable with respect to any of the Collateral;

               e. Notify the post office authorities to change the address for delivery of the Debtor's mail to an address designated by the Secured Party and to receive, open, and distribute all mail addressed to the Debtor, retaining all mail relating to the Collateral and forwarding all other mail to the Debtor; and/or

               f. Upon ten (10) calendar days' prior written notice to the Debtor, which the Debtor hereby acknowledges to be sufficient, commercially reasonable and proper, the Secured Party may sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof, and apply the proceeds of any such sale first to the Secured Party's expenses in preparing the Collateral for sale (including reasonable attorneys' fees) and second to the complete satisfaction of the Liabilities in any order deemed appropriate by the Secured Party in its sole discretion. The Debtor waives the benefit of any marshalling doctrine with respect to the Secured Party's exercise of its rights hereunder. The Debtor grants a royalty-free license to the Secured Party for all patents, service marks, trademarks, tradenames, copyrights, computer programs and other intellectual property and proprietary rights sufficient to permit the Secured Party to exercise all rights granted to the Secured Party under this Section. The Secured Party or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold such Collateral absolutely free from any claim or right of whatsoever kind, including any equity of redemption of the Debtor, any such notice, right and/or equity of redemption being hereby expressly waived and released.

               g. The Secured Party shall not have the right to foreclose on the choses in action related to current litigation between the Debtor and Nukem, Inc. ("Nukem") and Cycle Resource Investment Corporation ("CRIC") and to cause such choses in action to be sold at public or private sale until the Secured Party has caused to be sold at public or private sale the following assets of the Debtor, to the extent such assets are owned by the Debtor at the time of an Event of Default and are not otherwise disposed of: Western Executive Air, Inc. and those certain commercial operations in Utah owned by Plateau Resources Ltd.

         I.       Miscellaneous.

          1. Remedies Cumulative; No Waiver. The rights, powers and remedies of the Secured Party provided in this Security Agreement and the Note are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

          2. Notices. Notices and communications under this Security Agreement shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy to the addresses and telecopy numbers listed in this Security Agreement. Notice given by telecopy shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address and/or telecopier number by giving written notice to the other party as specified herein. The address for the Debtor shall be: 877 North 8th West, Riverton, Wyoming 82501, Attn: Keith Larsen, Telecopy No.:
307-857-3050. The address for the Secured Party shall be: Caydal, L.L.C., 410 Marion Street, Denver, Colorado 80218, Telecopy No.: (303) 808-5445.

          3. Governing Law. This Security Agreement shall be construed in accordance with and governed by the substantive laws of the State of Wyoming without reference to conflict of laws principles.

          4. Integration. This Security Agreement and the Note constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

          5. Amendment; Waiver. No amendment of this Security Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

          6. Successors and Assigns. This Security Agreement (i) shall be binding upon the Debtor and the Secured Party and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns, and (ii) shall inure to the benefit of the Debtor and the Secured Party and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that neither party may assign its rights hereunder or any interest herein without the prior written consent of the other, and any such assignment or attempted assignment shall be void and of no effect.

          7. Severability. The illegality or unenforceability of any provision of this Security Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Security Agreement or any instrument or agreement required hereunder. In lieu of any illegal or unenforceable provision in this Security Agreement, there shall be added automatically as a part of this Security Agreement a legal and enforceable provision as similar in terms to such illegal or unenforceable provision as may be possible.

          8. Consent to Jurisdiction and Service of Process. The Debtor irrevocably appoints each and every owner, partner and/or officer of the Debtor as its attorneys upon whom may be served, by regular or certified mail at the address set forth in this Security Agreement, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Security Agreement or the Note. The Debtor hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Colorado or in the United States District Court of Colorado by service of process on any such owner, partner and/or officer. The Debtor further agrees that such courts of the State of Colorado and the United States District Court shall have jurisdiction with respect to the subject matter hereof and the person of the Debtor and all Collateral for the Liabilities.

          9. Headings. The headings of sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Security Agreement.

          10. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.



                            [execution page follows]

          IN WITNESS WHEREOF the parties hereto have executed this Security Agreement on this date above first written.

                                           U.S. ENERGY CORP.


                                           By:   /s/   Keith G. Larsen
                                              ----------------------------------

                                           Name:    Keith G. Larsen
                                           Title:   Chief Exe
                                           CAYDAL, L.L.C.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title: